Response to Item 77D

Eaton Vance California Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Massachusetts Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance New York Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance National Municipal Income
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Ohio Municipal Income Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the SAI as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.